                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2)                        [X]

                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)

                                   ----------

                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                                   ----------

                                    SPSS Inc.
               (Exact name of obligor as specified in its charter)

                Delaware                                          36-2815480
     (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

        233 South Wacker Drive
           Chicago, Illinois                                        60606
(Address of principal executive offices)                          (Zip Code)

                                   ----------

                                 Debt securities
                       (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION*

Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          1.   Comptroller of the Currency, Washington D.C.

          2.   Federal Deposit Insurance Corporation, Washington, D.C.

          3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

* Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

          1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          5.   Not applicable.

          6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 18th day of April, 2006.

                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By: /s/ Laura H. Mackey
                                            ------------------------------------
                                        Name: Laura H. Mackey
                                        Title: Vice President

                                                           Exhibit 7 to Form T-1


LaSalle Bank N.A.          Call Date: 12/31/2005   ST-BK: 17-1520   FFIEC 031
135 South LaSalle Street                                            Page RC-1
Chicago, IL 60603          Vendor ID: D            CERT: 15407      11


Transit Number: 71000505

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                          Dollar Amounts in Thousands
                                                                          ---------------------------
                                                                            RCFD
                                                                            ----
ASSETS
 1. Cash and balances due from depository institutions (from
    Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1)               0081    1,961,355   1.a
    b. Interest-bearing balances (2)                                        0071       11,096   1.b

 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)           1754       60,698   2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)         1773   22,270,293   2.b

 3. Federal funds sold and securities purchased under agreements to resell
    a. Federal funds sold in domestic offices                               B987      662,844   3.a
    b. Securities purchased under agreements to resell (3)                  B989      842,908   3.b

 4. Loans and lease financing receivables (from schedule RC-C)
    a. Loans and leases held for sale                                       5369    2,171,656   4.a
    b. Loans and leases, net of unearned income                             B528   39,140,138
    c. LESS: Allowance for loan and lease losses                            3123      530,397   4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)                  B529   38,609,741   4.d

 5. Trading assets (from Schedule RC-D)                                     3545      452,917   5.

 6. Premises and fixed assets (including capitalized leases)                2145      262,396   6.

 7. Other real estate owned (from Schedule RC-M)                            2150        6,622   7.

 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                    2130            0   8.

 9. Customers' liability to this bank on acceptances outstanding            2155       25,325   9.

10. Intangible assets (from Schedule RC-M)
    a. Goodwill                                                             3163      165,599   10.a
    b. Other Intangible assets                                              0426            0   10.b

11. Other assets (from Schedule RC-F)                                       2160    3,557,418   11.

12. Total assets (sum of items 1 through 11)                                2170   71,060,868   12.

----------
(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank N.A.          Call Date: 12/31/2005   ST-BK: 17-1520   FFIEC 031
135 South LaSalle Street                                            Page RC-2
Chicago, IL 60603          Vendor ID: D            CERT: 15407      12


Transit Number: 71000505

SCHEDULE RC - CONTINUED

                                                                                   Dollar Amounts in Thousands
                                                                                   ---------------------------
                                                                                    RCON
                                                                                    ----
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
       columns A and C from Schedule RC-E, part I)                                  2200   35,384,515   13.a
                                     RCON
       (1) Noninterest-bearing (1)   6631    7,781,554                                                  13.a.1
       (2) Interest-bearing          6636   27,602,961                                                  13.a.2
                                                                                    RCFN
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
       Schedule RC-E, part II)                                                      2200    7,183,063   13.b
                                     RCFN
       (1) Noninterest-bearing       6631            0                                                  13.b.1
       (2) Interest-bearing          6636    7,183,063                                                  13.b.2
                                                                                    RCON
14.  Federal funds purchased and securities sold under agreements to repurchase:
    a. Federal funds purchased in domestic offices (2)                              B993    2,146,659   14.a
                                                                                    RCFD
    b. Securities sold under agreements to repurchase (3)                           B995    6,950,675   14.b
15. Trading liabilities (from Schedule RC-D)                                        3548      213,825   15
16. Other borrowed money (includes mortgage indebtedness and obligations under      3190   10,058,624   16
    capitalized leases): From schedule RC-M
17. Not applicable.
18. Bank's liability on acceptances executed and outstanding                        2920       25,325   18.
19. Subordinated notes and debentures (4)                                           3200      540,000   19.
20. Other liabilities (from Schedule RC-G)                                          2930    2,532,325   20.
21. Total liabilities (sum of items 13 through 20)                                  2948   65,035,011   21.
22. Minority Interest in consolidated subsidiaries                                  3000       66,668   22.

EQUITY CAPITAL
                                                                                    RCFD
23. Perpetual preferred stock and related surplus                                   3838      500,000   23.
24. Common stock                                                                    3230       41,234   24.
25. Surplus (exclude all surplus related to preferred stock)                        3839    2,010,375   25.
26. a. Retained Earnings                                                            3632    3,315,698   26.a
    b. Accumulated Other Comprehensive income.(5)                                   B530       91,882   26.b
27. Other Equity capital components (6)                                             3284            0   27.
28. Total equity capital (sum of items 23 through 27)                               3210    5,959,189   28.
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28)                                                   3300   71,060,868   29.

MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

                                                                                  RCFD   Number
                                                                                  ----   ------
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
   bank by independent external auditors as of any date during 2001               6724     N/A    M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm with generally accepted auditing standards by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

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(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."

(3) Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.

(4)  Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)  Includes treasury stock and unearned Employee Stock Ownership plan shares.